Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880.9600 phone
65.6880.9580 fax
www.kns.com

Kulicke & Soffa Reports Third Quarter 2013 Results

Singapore – July 30, 2013 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its third fiscal quarter ended June 29, 2013.

Quarterly Results
	Fiscal Q3 2013	Change vs. Fiscal Q3 2012	Change vs. Fiscal Q2 2013
Net Revenue	$141.2 million	(44.7)%	33.1%
Gross Profit	$65.9 million	(46.2)%	35.0%
Gross Margin	46.7%	(120) bps	70 bps
Income from Operations	$18.9 million	(75.3)%	130.4%
Operating Margin	13.4%	(1,650) bps	570 bps
Net Income	$18.9 million	(72.3)%	157.5%
Net Margin	13.4%	(1,330) bps	650 bps
EPS – Diluted	$0.25	(72.2)%	150%

Bruno Guilmart, Kulicke & Soffa's President and Chief Executive Officer, said, “Revenue for the third fiscal quarter exceeded the high end of our guidance range. This sequential growth reflects a higher proportion of sales to our top 5 customers, along with a broader recovery of the sector. We are encouraged by our ability to maintain our cost structure while also maintaining our gross margins at 46.7%, above our trailing 3 year average of 46.0%. This reflects our brand premium and technology leadership in the market place, and also our highly responsive, scalable operating model.”

 Third Quarter Fiscal 2013 Key Product Trends

•	Ball bonder equipment net revenue increased 44.7% over the March quarter.

•	85.7% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 7.8% over the March quarter.

Third Quarter Fiscal 2013 Financial Highlights

•	Net revenue of $141.2 million.

•	Gross margin of 46.7%.

•	Net income was $18.9 million or $0.25 per share.

•	Cash and cash equivalents were $508.5 million as at June 29, 2013.

Fourth Quarter Fiscal 2013 Outlook

The Company expects net revenue in the fourth fiscal quarter of 2013 ending September 28, 2013 to be approximately $175 million to $185 million.

Looking forward, Bruno Guilmart commented, “In addition to the revenue opportunities around the copper transition, demand has strengthened in the mobile device and memory segments. We also see increasing volumes from local customers in emerging markets, which further diversifies our revenue profile. We are focused on efficiently ramping capacity and scale to meet the anticipated rise in demand. In the longer term, by leveraging our technical strength and healthy balance sheet, we remain dedicated on maintaining our leading market positions while diligently exploring and entering new growth opportunities.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, July 30, 2013, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 7, 2013 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 417170. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2012 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.	Global IR Partners
Joseph Elgindy	David Pasquale
Investor Relations & Strategic Planning	P: +1-914-337-8801
P: +1-215-784-7518	klic@globalirpartners.com
F: +1-215-784-6180
jelgindy@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net revenue:
Equipment	$125,103	$237,095	$316,088	$474,297
Expendable Tools	16,078	18,430	45,242	47,560
Total net revenue	141,181	255,525	361,330	521,857

Cost of sales:
Equipment	67,632	125,892	175,204	257,731
Expendable Tools	7,635	7,190	19,867	19,720
Total cost of sales	75,267	133,082	195,071	277,451

Gross profit:
Equipment	57,471	111,203	140,884	216,566
Expendable Tools	8,443	11,240	25,375	27,840
Total gross profit	65,914	122,443	166,259	244,406

Operating expenses:
Selling, general and administrative	28,095	27,213	80,329	79,937
Research and development	15,783	16,018	46,243	46,077
Amortization of intangible assets	2,296	2,294	6,883	6,883
Restructuring	873	642	1,542	2,615
Total operating expenses	47,047	46,167	134,997	135,512

Income from operations:
Equipment	16,474	70,852	22,647	98,745
Expendable Tools	2,393	5,424	8,615	10,149
Total income from operations	18,867	76,276	31,262	108,894

Other income (expense):
Interest income	267	200	629	651
Interest expense	—	(149)	(1)	(633)
Interest expense: non-cash	—	(1,306)	—	(5,174)

Income from operations before income taxes	19,134	75,021	31,890	103,738
Provision for income taxes	247	6,847	2,063	10,440
Net income	$18,887	$68,174	$29,827	$93,298

Net income per share:
Basic	$0.25	$0.92	$0.40	$1.26
Diluted	$0.25	$0.90	$0.39	$1.24

Weighted average shares outstanding:
Basic	75,231	74,067	75,083	73,811
Diluted	76,473	75,994	76,204	75,516

	Three months ended		Nine months ended
Supplemental financial data:	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Depreciation and amortization	$4,798	$4,171	$14,302	$12,650
Capital expenditures	2,554	2,264	5,957	5,145
Equity-based compensation expense:
Cost of sales	53	44	275	226
Selling, general and administrative	2,125	1,583	6,375	5,027
Research and development	418	450	1,438	1,316
Total equity-based compensation expense	$2,596	$2,077	$8,088	$6,569

	As of
	June 29, 2013	June 30, 2012
Backlog of orders	$125,000	$224,000
Number of employees	2,437	3,208

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 29, 2013	September 29, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$508,493	$440,244
Accounts and notes receivable, net of allowance for doubtful accounts of $817 and $937 respectively	147,038	188,986
Inventories, net	48,087	58,994
Prepaid expenses and other current assets	21,565	21,577
Deferred income taxes	3,812	3,515
TOTAL CURRENT ASSETS	728,995	713,316

Property, plant and equipment, net	32,881	28,441
Goodwill	41,546	41,546
Intangible assets	13,504	20,387
Other assets	9,622	11,919
TOTAL ASSETS	$826,548	$815,609

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$46,246	$57,231
Accrued expenses and other current liabilities	48,509	57,946
Income taxes payable	2,974	8,192
TOTAL CURRENT LIABILITIES	97,729	123,369

Deferred income taxes	36,481	37,875
Other liabilities	9,100	10,698
TOTAL LIABILITIES	143,310	171,942

SHAREHOLDERS' EQUITY
Common stock, no par value	464,078	455,122
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	262,347	232,520
Accumulated other comprehensive income	3,169	2,381
TOTAL SHAREHOLDERS' EQUITY	683,238	643,667

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$826,548	$815,609

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net cash provided by operations	$11,348	$66,701	$68,180	$124,648
Net cash used in discontinued operations	—	(424)	—	(1,469)
Net cash provided by operating activities	11,348	66,277	68,180	123,179
Net cash used in investing activities, continuing operations	(2,554)	(2,264)	(647)	(13,629)
Net cash provided by (used in) financing activities, continuing operations	328	(109,515)	868	(106,972)
Effect of exchange rate changes on cash and cash equivalents	752	60	(152)	(69)
Changes in cash and cash equivalents	9,874	(45,442)	68,249	2,509
Cash and cash equivalents, beginning of period	498,619	426,139	440,244	378,188
Cash and cash equivalents, end of period	$508,493	$380,697	$508,493	$380,697